                                                      Registration No. 333-37809
   As filed with the Securities and Exchange Commission on November 12, 1998
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 2

                                      TO

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                          FIRST MIDWEST BANCORP, INC.
            (Exact name of registrant as specified in its charter)

              Delaware                                         36-3161078
    (State or other jurisdiction                            (I.R.S. Employer
  of incorporation or organization)                        Identification No.)

  300 Park Boulevard, Suite 405, Itasca, Illinois 60143-0459, (630) 875-7450
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Donald J. Swistowicz
                           Executive Vice President
                          First Midwest Bancorp, Inc.
          300 Park Boulevard, Suite 405, Itasca, Illinois 60143-0459
                                (630) 875-7450
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:

         Timothy M. Sullivan                      Gary L. Mowder
         Hinshaw & Culbertson                     Schiff Hardin & Waite
         222 North LaSalle Street, Suite 300      7200 Sears Tower
         Chicago, Illinois 60601-1081             Chicago, Illinois 60606
         (312) 704-3000                           (312) 258-5514

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to the Registration Statement on Form S-3 (No. 333-37809), First Midwest Bancorp, Inc., ("First Midwest"), registered 1,520,611 shares of its Common Stock, $.01 par value per share, for sale by certain of its stockholders. These stockholders sold 73,000 shares of Common Stock pursuant to this Registration Statement. First Midwest hereby deregisters 1,447,611 shares of Common Stock which were not sold pursuant to this Registration Statement.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Itasca, State of Illinois, this 12th day of November, 1998.

                                  FIRST MIDWEST BANCORP, INC.


                                  By:  /s/ Robert P. O'Meara
                                       -----------------------------
                                       Robert P. O'Meara
                                       Chairman of the Board and
                                       Chief Executive Officer

                 Signature                                              Capacity
                 ---------                                              --------
     /s/Robert P. O'Meara                 *              Chairman of the Board of Directors and
-------------------------------------------              Chief Executive Officer
        Robert P. O'Meara

     /s/Andrew B. Barber                  *              Honorary Chairman of the Board of
-------------------------------------------              Directors
        Andrew B. Barber

     /s/John M. O'Meara                   *              President, Chief Operating Officer and
-------------------------------------------              Director
        John M. O'Meara

     /s/Donald J. Swistowicz                             Executive Vice President, Chief
-------------------------------------------              Financial and Accounting Officer
        Donald J. Swistowicz

     /s/Vernon A. Brunner                 *              Director
-------------------------------------------
        Vernon A. Brunner

     /s/Bruce S. Chelberg                 *              Director
-------------------------------------------
        Bruce S. Chelberg

     /s/William J. Cowlin                 *              Director
-------------------------------------------
        William J. Cowlin

    /s/O. Ralph Edwards                   *              Director
-------------------------------------------
       O. Ralph Edwards

    /s/Joseph W. England                  *              Director
-------------------------------------------
       Joseph W. England

                                                         Director
-------------------------------------------
       Brother James Gaffney, F.C.S.

    /s/Thomas M. Garvin                   *              Director
-------------------------------------------
       Thomas M. Garvin

                                                         Director
-------------------------------------------
       Jack Payan

                                                         Director
-------------------------------------------
       John L. Sterling

    /s/J. Stephen Vanderwoude             *              Director
-------------------------------------------
       J. Stephen Vanderwoude

                                                         Director
-------------------------------------------
       Richard T. Wojcik


       *By Donald J. Swistowicz or Robert P. O'Meara, as Attorney-in-fact.

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